Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated July 31, 2024, with respect to the financial statements of Coincheck, Inc., incorporated herein by reference.

/s/ KPMG AZSA LLC

Tokyo, Japan

March 27, 2025